UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
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ALAMO GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALAMO GROUP INC.
1627 East Walnut Street
Seguin, Texas 78155

Dear Fellow Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Alamo Group Inc., to be held on Thursday, May 7, 2015, at 9:00 a.m. local time, at the Hotel Contessa, 306 W. Market Street, San Antonio, Texas 78205.  We hope that you will be able to attend the meeting.  Matters on which action will be taken at the meeting are explained in detail in the notice of meeting and proxy statement accompanying this letter.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

Whether or not you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided as soon as possible.  Stockholders may also vote through the Internet or by telephone.  If you attend the meeting, you may revoke your proxy and vote in person.

Thank you for your support.  We hope to see you at the meeting.

 /s/ James B. Skaggs
James B. Skaggs
Chairman of the Board of Directors
March 19, 2015

ALAMO GROUP INC.
1627 East Walnut Street
Seguin, Texas 78155

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2015
____________________

To the Stockholders of
Alamo Group Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alamo Group Inc. (the “Company”) will be held at the Hotel Contessa, 306 W. Market Street, San Antonio, Texas, on Thursday, May 7, 2015, at 9:00 a.m. local time, for the following purposes:

(1)	to elect seven (7) directors to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

(2)	to ratify the Audit Committee’s appointment of KPMG LLP as the Company's independent auditors for the 2015 fiscal year;

(3)	to approve the Alamo Group Inc. 2015 Incentive Stock Option Plan; and

(4)	to transact such other business as may properly come before the meeting or any adjournment thereof.

In accordance with the Bylaws of the Company, the Board of Directors fixed the record date for the meeting as
March 19, 2015. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

Stockholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly.  A return envelope is enclosed for that purpose.  Stockholders may also vote through the Internet or by telephone.  Instructions for voting through the Internet or by telephone are included on the proxy card.

A complete list of stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten business days prior to the meeting, commencing April 23, 2015, at the offices of the Company’s Counsel, which is Strasburger & Price, LLP, Attorneys at Law, The Bakery Building, 2301 Broadway Street, San Antonio, Texas 78215-1157.

By Order of the Board of Directors
/s/ Robert H. George
Robert H. George
Secretary

Dated: March 19, 2015

ALAMO GROUP INC.
1627 East Walnut Street
Seguin, Texas 78155

PROXY STATEMENT

The accompanying Proxy is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of Alamo Group Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”), to be voted at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 7, 2015, and at any meeting scheduled as a result of any adjournments thereof.  The meeting will be held at 9:00 a.m. local time, at the Hotel Contessa, 306 W. Market Street, San Antonio, Texas. This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about March 31, 2015.  The Annual Report of the Company for fiscal 2014 including audited financial statements for the fiscal year ended December 31, 2014, and a proxy card are enclosed.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 7, 2015:  Our Proxy Statement and our Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2014, are available free of charge on our website at:  www.alamo-group.com/investor_relations/financial_reports.html.

VOTING AND PROXIES

Only holders of record of common stock, par value $.10 per share (“Common Stock”), of the Company at the close of business on March 19, 2015 (the “Record Date”) shall be entitled to vote at the meeting.  There were 20,000,000 authorized shares of Common Stock and 11,332,193 shares of Common Stock outstanding on the Record Date.  Each share of Common Stock is entitled to one vote.  Any stockholder giving a proxy has the power to revoke the same at any time prior to its use by giving notice in person or in writing to the Secretary of the Company.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the 2015 Annual Meeting of Stockholders and any adjournment thereof.

Votes Required to Approve a Proposal

Each director will be elected by a majority of the votes cast with respect to such director.  A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director.  Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.”  As required by the Company’s Bylaws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by stockholders and the Board accepts the resignation.  If a director is not elected, the Nominating/Corporate Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation.  The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision, within 90 days after the election results are certified.

The ratification of KPMG LLP’s appointment as the Company’s independent auditor and the adoption of the Alamo Group Inc. 2015 Incentive Stock Option Plan each require the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereat.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting.  The inspectors of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum.  Abstentions may be specified on all proposals.  Abstentions are present and entitled to vote for purposes of determining the approval of any matter submitted to the stockholders for a vote and will thus have the same effect as a negative vote on the proposal to approve and to ratify the appointment of KPMG LLP and the adoption of the Incentive Stock Option Plan. Shares voting “abstain” on any nominee for director will be excluded from the vote and will have no effect on the election of directors.  If a broker indicates on a proxy that it does not have the discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Listed in the following table are the only beneficial owners of more than five percent of the Company's outstanding Common Stock that the Company is aware of as of February 27, 2015.  In addition, this table includes the outstanding voting securities beneficially owned by the Company’s directors, by its executive officers that are listed in the Summary Compensation Table, and by its directors and executive officers as a group as of February 27, 2015.  Unless indicated otherwise below, the address of each person named on the table below is: c/o Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)

Henry Crown and Company c/o Brian Gilbert Gould & Ratner LLP 222 N. LaSalle Street, Suite 800 Chicago, IL 60601	1,700,000	(3)	15.02%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	991,051	(4)	8.75%

Royce & Associates LLC 745 Fifth Avenue New York, NY 10151	961,404	(5)	8.49%

Wellington Management Group, LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	596,409	(6)	5.27%

Ronald A. Robinson	228,575	(7)	2.02%

Jerry E. Goldress	37,704	(8)(9)	*

James B. Skaggs	36,804	(8)(9)	*

David W. Grzelak	19,204	(8)(9)	*

Gary L. Martin	5,136	(8)	*

Roderick R. Baty	10,204	(9)	*

Helen W. Cornell	4,704	(9)	*

Geoffrey Davies	22,000		*

Dan E. Malone	15,800	(7)	*

Richard D. Pummell	19,000	(7)	*

Jeffery A. Leonard	4,000	(7)	*

All Directors and Executive Officers as a Group (13 Persons)	470,996	(7)(8)(9)	4.16%

___________________

*	Less than 1% of class.
(1)	In each case, the beneficial owner has sole voting and investment power, except as otherwise provided herein.
(2)	The calculation of percent of class is based on the number of shares of Common Stock outstanding as of February 27, 2015, being 11,321,093 shares.
(3)
Based on Schedule 13D/A, dated December 21, 2013, by which Bgear Investors LLC, a Delaware limited liability company (“Bgear”), Henry Crown and Company, an Illinois limited partnership (the “Manager”), Henry Crown and Company, a Delaware corporation (“HC&Co”) and Duroc LLC reported that (i) on December 14, 2013, Duroc LLC made a distribution of all of our shares held by it to its members, and (ii) Bgear and the Manager had shared voting and dispositive power over 1,361,700 shares and HC&Co had sole voting and dispositive power over 338,300 shares.

(4)
Based on 961,404 to Schedule 13G, dated February 5, 2014, by which Dimensional Fund Advisors LP reported that as of December 31, 2014, it had shared voting power over none of such shares, had sole voting power over 956,657 shares and had sole dispositive power over 991,051 shares. Dimensional Fund Advisor LP reported beneficial ownership in 991,051 shares as of December 31, 2014.

(5)
Based on Schedule 13G, dated January 5, 2015, by which Royce & Associates, LLC reported that on December 31, 2014, they had sole voting power over 961,404 shares and had shared voting power over none of the shares and sole dispositive power over 961,404 shares. Royce & Associates, LLC, reported beneficial ownership of the 961,404 shares as of December 31, 2014.

(6)
Based on 13G dated February 12, 2015, by which Wellington Management Group, LLP reported that as of December 31, 2014, it had shared voting power over 356,477 shares, had sole voting power over none of the shares and had shared dispositive power over 596,409 shares. Wellington Management Group, LLP reported beneficial ownership in 596,409 shares as of December 31, 2014.

(7)
Includes: shares available for exercise under various stock options as follows: 55,000 shares for Mr. Robinson; 8,800 shares for Mr. Malone; 8,000 shares for Mr. Pummell; 4,000 shares for Mr. Leonard; and 59,000 shares for other executive officers.

(8)
Includes: shares available for exercise under non-qualified stock options as follows: 15,500 shares for Mr. Grzelak; 4,136 shares for Mr. Martin; 3,200 shares for Mr. Skaggs; and 1,600 shares for Mr. Goldress.

(9)
Includes: unvested restricted stock awards that have power to vote and receive dividends as follows: 2,028 shares each for Ms. Cornell, Mr. Goldress, Mr. Grzelak, Mr. Skaggs and, 1,903 shares for Mr. Baty.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors which shall constitute the whole Board of Directors shall be fixed and determined from time to time by resolution adopted by the Board of Directors.  Currently, the size of the Board of Directors has been fixed at seven (7) directors.

Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until a successor is elected and qualified.  Unless otherwise instructed, shares represented by properly executed proxies in the accompanying form will be voted for the individuals nominated by the Board of Directors set forth below. Although the Board of Directors anticipates that the listed nominees will be able to serve, if at the time of the meeting any such nominee is unable or unwilling to serve, such shares may be voted at the discretion of the proxy holders for a substitute nominee.  The Nominating/Corporate Governance Committee of the Board of Directors recommended the individuals listed below to the Board of Directors and the Board of Directors nominated them. Certain information concerning such nominees, including all positions with the Company and principal occupations during the last five years, is set forth below.

We have provided below information about our nominees, all of whom are incumbent directors, including their ages, years of service as directors, and business experience. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led the board to conclude that he/she should serve as one of our directors in light of our business and structure.

All of our nominees bring to our board extensive management and leadership experience gained through their service as executives and, in several cases, chief executive officers or chief financial officers of diverse businesses. In these executive roles, they have taken hands-on, day-to-day responsibility for strategy and operations, including management of capital, risk and business cycles. In addition, several nominees bring private and public company board experience - either significant experience on other boards or long service on our board - that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Roderick R. Baty, age 61, was appointed a director of the Company on August 3, 2011. Mr. Baty served as Chairman and Chief Executive Officer of NN, Inc., from May 2001 until his retirement in May 2013. NN, Inc. is a publicly owned global manufacturer of high-quality bearing components, industrial rubber and plastic products, and precision metal components serving a variety of markets, including the automotive industry, original equipment manufacturers, HVAC, heavy equipment and many other industrial end markets. Mr. Baty joined NN in 1995 as Vice President of Sales and Marketing/Chief Financial Officer and

was elected to the Board of Directors. In 1997, he was named President and Chief Executive Officer, and was elected Chairman of the Board in 2001. Prior to joining NN, Inc., Mr. Baty served as President and Chief Operating Officer of Hoover Precision Products from 1990 to 1995. Hoover Precision Products is a North American specialist manufacturer of precision balls serving various industries including automotive, aerospace, anti-friction bearings, pumps, medical, pen, and furniture applications. Mr. Baty brings to the Board senior executive leadership experience in the areas of public company governance, operational, financial and strategic management within industrial and manufacturing companies.
Helen W. Cornell, age 56, was appointed a director of the Company on March 10, 2011.  Ms. Cornell retired as Executive Vice President and Chief Financial Officer of Gardner Denver, Inc. in November of 2010.  Gardner Denver, Inc. is a leading global manufacturer of highly engineered products, including compressors, liquid ring pumps, and blowers for various industrial, medical, environmental, transportation and process applications.  Ms. Cornell was first employed by a predecessor company of Gardner Denver, Inc. in May of 1988, was promoted to an officer position when Gardner Denver, Inc. became a separate entity in November of 1993, and served in various executive positions with Gardner Denver, Inc. and its subsidiaries from 1993 until her retirement in 2010.  Ms. Cornell’s extensive experience as chief financial officer of Gardner Denver, Inc., formerly a public company acquired by KKR Inc., brings valuable operational and financial experience to our Board.

Jerry E. Goldress, age 84, has been a director of the Company since 2000 and is Chairman and Chief Executive Officer of Grisanti, Galef & Goldress, Inc. (“GGG”), a turnaround management consulting firm.  Mr. Goldress has been with GGG since 1973 and has been its Chairman and Chief Executive Officer since 1981.  In his consulting capacity, he has been President of more than one hundred manufacturing, distribution and retail organizations.  Mr. Goldress’ experience as a management consultant brings a broad understanding of the strategic priorities of diverse industries, coupled with extensive knowledge of operational, financial and strategic issues facing public and private companies.

David W. Grzelak, age 65, has been a director of the Company since August 2006. Mr. Grzelak became Chairman and Chief Executive Officer of Komatsu America Corporation in April 2002. He retired from his position as Chief Executive Officer of Komatsu America in April 2012 and retired as Chairman in July 2013.  Mr. Grzelak currently serves as a consultant for Komatsu. Komatsu America Corporation is a wholly-owned subsidiary of Komatsu Ltd., a global company incorporated in Japan that engages in the manufacturing, development, marketing and sale of a diversified range of industrial-use products and services.  Komatsu America Corporation manufactures and markets Komatsu lines of hydraulic excavators, wheel loaders, crawler dozers, off-highway trucks and motor graders.  Mr. Grzelak brings to the Board valuable insights on distribution, marketing and sales of the Company’s products as well as operational and financial expertise.

Gary L. Martin, age 68, has been a director of the Company since May 2007.  In 2008, Mr. Martin was elected Chairman of the Board of Capital Southwest Corporation, a publicly owned venture capital investment company located in Dallas, Texas.  In 2007, he was elected President and CEO of Capital Southwest Corporation, where he served as Vice President since 1992 and as a Director since 1988. He retired as President and CEO in June of 2013 and as Executive Chairman in December of 2013. He retired as a director of Capital Southwest in April of 2014. From 1979 through April 2007, Mr. Martin was Chief Executive Officer and President of The Whitmore Manufacturing Company, which is a specialty manufacturer of lubricants and coatings for industrial applications.  Capital Southwest Corporation directly or indirectly owns 100% of Whitmore Manufacturing Company.  Mr. Martin’s daily experience leading a public company equips him to understand and guide management decisions and actions related to planning, risk management, investor relations, marketing and capital management. Mr. Martin has also demonstrated success in his business and leadership skills serving as chief executive officer and president of The Whitmore Manufacturing Company.

Ronald A. Robinson, age 62, has been President, Chief Executive Officer and a director of the Company since 1999.  Mr. Robinson previously was President of Svedala Industries, Inc., the U.S. subsidiary of Svedala Industries AB of Malmo, Sweden, a leading manufacturer of equipment and systems for the worldwide construction, mineral processing and materials handling industries.  Mr. Robinson joined Svedala in 1992 when it acquired Denver Equipment Company of which he was Chairman and Chief Executive Officer.  Mr. Robinson has a deep knowledge and understanding of our Company and our lines of business. Mr. Robinson has demonstrated his leadership abilities and his commitment to our company.

James B. Skaggs, age 77, has been a director of the Company since 1996 and was appointed as Chairman of the Board in May 2011. Mr. Skaggs retired as Chairman of the Board, Chief Executive Officer and President of Tracor, Inc. in June 1998.  Tracor provided technology products and services to governmental and commercial customers worldwide in the areas of information systems, aerospace, defense and systems engineering.  Mr. Skaggs was Tracor’s Chief Executive Officer, President and a Director from November 1990 and its Chairman of the Board from December 1993 until his retirement.  Mr. Skaggs’ extensive experience as chairman, chief executive officer and president of a public company demonstrates his leadership capability and business acumen. In addition, Mr. Skaggs brings public company operational, financial and corporate governance experience to our Board of Directors.

The following table shows the current membership of each Committee of the Board and the number of meetings held by each Committee during 2014:

	Compensation Committee	Audit Committee	Nominating/Corporate Governance Committee
James B. Skaggs
Roderick R. Baty		X	X
Helen W. Cornell	X	Chair
Jerry E. Goldress	X	X	Chair
David W. Grzelak	X	X	X
Gary L. Martin	Chair		X
Ronald A. Robinson
Number of Fiscal 2014 Meetings	3	4	2

INFORMATION CONCERNING DIRECTORS

None of the nominees for director or the executive officers of the Company has a familial relationship with any of the other executive officers or other nominees for director.   Ms. Cornell is a director of Owensboro Grain Co. LLC and she serves as Chair of the Audit Committee and is a member of the Executive Committee. Ms. Cornell is a director of Hillenbrand, Inc., a publicly traded company where she serves as a member of the Management Development and Compensation Committee, Nominating and Corporate Governance Committee and the Mergers and Acquisitions Committee. Ms. Cornell is also a director and Chair of the Audit Committee of DOT Foods, Inc. Except as disclosed above, none of the directors or nominees is a director or has been a director over the past five years of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or of any company registered under the Investment Company Act of 1940, as amended.  Mr. Goldress was a director of Rockford Corporation until his retirement in October 2012. Mr. Baty was a director of NN, Inc. until his retirement in May 2013. Mr. Martin was a director of Capital Southwest Corporation until April 2014.

Non-management directors may meet in executive session, without the Chief Executive Officer, at any time, and there are regularly scheduled non-management executive sessions at each meeting of the Board of Directors and Committees thereof.  The Chairman of the Board and the Chair of each Committee preside over their respective executive sessions.

In determining independence, each year the Board affirmatively determines whether each director has any “material relationships” with the Company other than as a director.  When assessing the “materiality” of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions.

The Board of Directors has determined that all of the current directors except Mr. Robinson, President and CEO, have no material relationships with the Company or its auditors and are independent within the meaning of the New York Stock Exchange (“NYSE”) listing standards on director independence and the director independence standards established under the Company’s Corporate Governance, which are available at www.alamo-group.com under the “Our Commitment” tab.

If you and other interested parties wish to communicate with the Board of Directors of the Company, you may send correspondence to the Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.  The Secretary will submit your correspondence to the Board or to the appropriate Committee or Board member, as applicable.  The Board’s policy regarding stockholder communication with the Board of Directors is available at www.alamo-group.com under the “Our Commitment” tab.

Stockholders and other interested parties may communicate with non-management directors of the Board by sending their correspondence to the Chairman of the Board, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

The Board has delegated some of its authority to three Committees of the Board of Directors.  These are the Audit Committee, Nominating/Corporate Governance Committee, and Compensation Committee.  All three Committees have published charters on the Company’s website www.alamo-group.com under the “Our Commitment” tab.

Vote required.  Each director will be elected by a majority of the votes cast with respect to such director. All proxies will be voted “FOR” these nominees unless a contrary choice is indicated.  Shares voting “abstain” on any nominee for director will be excluded from the vote and will have no effect on the election of directors.

THE BOARD OF DIRECTORS HAS APPROVED THE SLATE OF DIRECTORS AND
RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL SEVEN NOMINEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

MEETINGS AND COMMITTEES OF THE BOARD

During the fiscal year ended December 31, 2014, the Board held sixteen meetings.  Each director attended in person or by phone 99% of the total number of meetings of the Board and Committees on which the director served during 2014. It is a policy of the Board that all directors attend the Annual Meeting of Stockholders.  All of our directors attended the Annual Meeting of Stockholders in May 2014.

BOARD LEADERSHIP STRUCTURE

The Board does not have a policy on whether the same person should serve as both the CEO and Chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee.  The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.

Currently, Mr. Skaggs serves as Chairman of the Board and Mr. Robinson serves as CEO. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. The Board believes that its current leadership structure is appropriate at this time.

THE BOARD ROLE IN RISK OVERSIGHT

     The Board has an active role in overseeing management of the Company’s risk. The Board regularly reviews information regarding the Company’s operational, financial, legal and regulatory, strategic and reputational risks which is usually conveyed to the Board by the senior management of the Company or by one of the Board’s Committees. Because overseeing risk is an ongoing process and inherent in the Company’s strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific proposed actions.

The Board has delegated certain risk management oversight responsibility to the Board committees. The Audit Committee oversees risks related to the Company’s accounting, auditing, reporting, financial practices (including the integrity of the Company’s financial statements), administration and financial controls and compliance with legal and regulatory requirements. The Audit Committee also reviews and discusses the Company’s policies with respect to risk assessment and risk management. The Compensation Committee oversees risks relating to the Company’s compensation, incentive compensation, and equity-based compensation plans. The Nominating/Corporate Governance Committee oversees risks relating to the composition and organization of the Board.

The Company believes that its leadership structure also enhances the risk oversight function of the Board.  Our Chairman and our CEO regularly discuss material risks facing the Company with management and other members of the Board. Our CEO, as a member of the Board, is also expected to report candidly to his fellow directors on his assessment of the material risks the Company faces, based upon the information he receives as part of his management responsibilities. Both our Chairman and our CEO are well equipped to lead Board discussions on risk issues.

THE AUDIT COMMITTEE

In January 2014, the Audit Committee of the Board of Directors consisted of Ms. Cornell (Chair), Messrs. Baty, Goldress, and Grzelak, and in May 2014 they were reappointed. The Committee met four times during fiscal 2014. All

Committee members were present at the meetings. The duties and responsibilities of the Committee include, among other things, to:

-	appoint, approve compensation and oversee the work of the independent auditor;
-	review at least annually a report by the independent auditor describing the firm’s internal control procedures and any material issues raised by the most recent internal control review;
-	preapprove all audit services and associated fees by the independent auditors;
-	preapprove all permissible non-audit services to be provided by the independent auditor;
-	review the independence of the independent auditor;
-	review scope of audit and resolve any difficulties or disagreements with management encountered during the audit or any interim periods;
-	review and discuss with management and the independent auditor the annual audit and quarterly financial statements of the Company;
-	recommend to the Board whether the financial statements should be included in the Annual Report Form 10-K and in the quarterly reports on form 10-Q, in both cases, as reviewed;
-	review adequacy and effectiveness of the Company’s internal controls;
-	review adequacy and effectiveness of the Company’s disclosure controls and management reports thereon;
-	approve the scope of the internal auditor’s audit plan;
-	review and approve earnings press releases, financial information and earnings guidance, if any;
-	review financial risk assessment presented by management;
-	oversee the Company’s compliance systems with respect to legal and regulatory requirements, review the Company’s Code of Business Conduct and Ethics and monitor compliance with such code;
-	review complaints regarding accounting, internal accounting controls and auditing matters, including a way to report anonymously;
-	review the Company’s adherence to regulations for the hiring of employees and former employees of the independent auditor; and
-
review and evaluate annually the qualifications, performance and independence of the independent auditor, including a review and evaluation of the lead partner of the independent auditor, and assure regular rotation of the lead audit partner as required by law.

The Audit Committee reports to the Board on its activities and findings.

The Board has determined that under current NYSE listing standards all members of the Committee are financially literate, are “Audit Committee financial experts,” and are independent under the Company’s Corporate Governance Guidelines and NYSE listing requirements, and that each has accounting or related financial management expertise as required by the NYSE listing standards.  The Committee’s Charter and Corporate Governance Guidelines, which have been approved by the Board, are reviewed at least annually and may be viewed on the Company’s website www.alamo-group.com under the “Our Commitment” tab.

REPORT OF THE AUDIT COMMITTEE

                The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Audit Committee is currently comprised of four independent members of the Company’s Board of Directors. Each member of the Audit Committee is independent under applicable law and NYSE listing requirements.  The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors reviews on an annual basis.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting.  In fulfilling its oversight responsibilities in fiscal 2014, the Committee reviewed and discussed with management the Quarterly Reports on Form 10-Q and the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments, and the clarity of disclosures in the financial statements.

The Committee reviewed with management and with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the independent auditors with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61).  In addition, the Committee has discussed with the independent auditors the applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant communications with the Audit Committee concerning independence as described in Item 407(d)(3)(i) of Regulation S-K, and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the independent auditors the overall scope and plans for their audit.  They also discussed with management and the internal auditor the overall scope and plans for the Company’s assessment of internal control.  The Committee meets with the independent auditors and the internal auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.  The Committee met four times during fiscal 2014.  All Committee members were present at the meetings.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.  The Audit Committee also recommended, subject to stockholder ratification, the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year 2015.  Audit, audit-related and any permitted non-audit services provided to the Company by KPMG LLP are subject to preapproval by the Audit Committee.

AUDIT COMMITTEE

Helen W. Cornell, Chair
Roderick R. Baty, Member
Jerry E. Goldress, Member
David W. Grzelak, Member

THE NOMINATING/CORPORATE GOVERNANCE COMMITTEE

In January 2014, the Nominating/Corporate Governance Committee consisted of Messrs. Goldress (Chair), Baty, Grzelak, and Martin, and they were reappointed in May 2014. During 2014, the Committee held two meetings. All Committee members were present at the meetings.  The Committee has the responsibility, among other things, to:

-	evaluate director candidates and has sole authority to retain a search firm in that effort, approve its fees and scope of service;
-	recommend to the Board of Directors nominees for Board election by the stockholders based upon their qualifications, knowledge, skills, expertise, experience and diversity;
-	review Board composition to reflect the appropriate balance of knowledge, skills, expertise, experience and diversity;
-	review size of the Board and the frequency and structure of Board meetings;
-	recommend to the Board establishment, elimination, size and composition of standing Committees;
-	review, at least annually, the Company's Code of Business Conduct & Ethics;
-	oversee and establish procedures for the annual evaluation of the Board and management;
-	develop, recommend to the Board and review annually a set of corporate governance guidelines; and
-	coordinate with the Compensation Committee regarding director compensation for nonemployee directors.

The Board of Directors has determined that the members of the Committee are independent under the Company’s Corporate Governance Guidelines and NYSE listing requirements.  The Committee’s Charter and the Company’s Corporate Governance Guidelines are reviewed at least annually and may be viewed on the Company’s website www.alamo-group.com under the “Our Commitment” tab.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders.  The Committee’s Policy Regarding Director Candidates Recommended by Shareholders, the Company’s Corporate Governance Guidelines (including our standards of director independence), the charters of our Board Committees, and the Company’s Code of Conduct and Ethics are on our website www.alamo-group.com under the “Our Commitment” tab and are available in print at no charge to any stockholder who requests them by writing to Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

Any stockholder of the Company who complies with the notice procedures set forth below and is a stockholder of record at the time such notice is delivered to the Company may make a director recommendation for consideration by the Nominating/Corporate Governance Committee. A stockholder may make recommendations at any time, but recommendations for consideration as nominees at the Annual Meeting of Stockholders must be received not less than 120 days before the first anniversary of the date of the proxy statement released to stockholders in connection with the previous year’s annual meeting. Therefore, to submit a candidate for consideration for nomination at the 2016 Annual Meeting of Stockholders, a stockholder must submit the recommendation, in writing, by December 3, 2015. The written notice must demonstrate that it is being submitted by a stockholder of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the stockholder must provide confirmation of each candidate’s consent to serve as a director. A stockholder must send recommendations to the Nominating/Corporate Governance Committee, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

The Nominating/Corporate Governance Committee identifies, evaluates and recommends director candidates to the Board of Directors.  In identifying and recommending nominees for positions on the Board of Directors, the Nominating/Corporate Governance Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee's expertise, skills, knowledge and experience with that of other members of the Board will build a board that is active, collegial and responsive to the needs of the Company.  Although diversity may be a consideration in the Committee’s process, the Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying director nominees.  Nominees are not discriminated against on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis prescribed by law.

Upon identifying a director candidate, the Committee initially determines the need for additional or replacement Board members and evaluates all the director candidates under the criteria described above, based on the information the Committee receives with the recommendation or otherwise possesses, which may be supplemented by certain inquiries. If the Committee determines, in consultation with other Board members including the Chair, that a more comprehensive evaluation is warranted, the Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Committee will then evaluate the director candidate further, again using the evaluation criteria described above. The Committee receives input on such director candidates from other directors, and recommends director candidates to the full Board of Directors for nomination. The Committee may engage a third party to assist in the search for director candidates or to assist in gathering information regarding a director candidate’s background and experience.  If the Committee engages a third party, the Committee approves the fee that the Company pays for these services.

THE COMPENSATION COMMITTEE

In January 2014, the Compensation Committee of the Board of Directors consisted of Messrs. Martin (Chair), Goldress, Grzelak and Ms. Cornell and they were reappointed in May 2014.  The Committee met three times during fiscal 2014.  All Committee members were present at the meetings.  The duties and responsibilities of the Committee include, among other things, to:

-
review and approve, at least annually, the goals and objectives relevant to the CEO compensation and the structure of the Company’s plans for executive compensation, incentive compensation, equity-based compensation and its general compensation, and employee benefit plans, and make recommendations to the Board;

-	evaluate annual performance of the CEO in light of the goals of the Company’s executive compensation plans, and recommend his or her compensation based on this evaluation;
-	in consultation with the CEO, review, evaluate and recommend to the Board the compensation of all executive officers and key managers;
-	evaluate and recommend to the Board, in conjunction with input of the Nominating and Corporate Governance Committees, compensation of directors for Board and Committee service;
-	review and recommend to the Board any severance agreement made with any executive officer;
-	review and recommend to the Board the amount and terms of all individual stock options or grants;
-	review and recommend to the Board all equity-based and incentive compensation plans that are subject to stockholder approval; and
-	approve and issue the annual report on executive compensation required by the SEC for inclusion in the Company’s proxy statement.

The Compensation Committee may delegate its duties and responsibilities to subcommittees as it deems necessary and advisable.  The role of our executive officers in determining compensation is discussed below under “Compensation Discussion and Analysis.”  The Compensation Committee has authority under its charter to retain, at the Company’s expense, such consultants and other advisers as it deems necessary to assist it in the fulfillment of its duties.  The Committee did not retain a compensation consultant in 2014.

The Board of Directors has determined that the members of the Committee are independent under the Company’s Corporate Governance Guidelines, the NYSE listing requirements, the Exchange Act and the rules and regulations of the SEC.  The Committee’s Charter and the Company’s Corporate Governance Guidelines are reviewed at least annually and may be viewed on the Company’s website www.alamo-group.com under the “Our Commitment” tab.

At the 2014 Annual Meeting of Stockholders, the Company received over 90% approval on the non-binding ("Say-On-Pay") Proposal on the Compensation of our Chief Executive Officer and Named Executive Officers. The impact of the vote supports the Company's ongoing compensation package. We also received a majority vote on our proposal to review Say-On-Pay every three years.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for the Company’s principal executive officer, principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and principal financial officer (“Named Executive Officers” or “NEOs”).  All NEOs are listed in the Summary Compensation Table.  This section also includes information regarding, among other things, the overall objectives of the Company’s compensation program and each element of compensation that we provide.

Objectives of Our Compensation Program

The Compensation Committee of the Board of Directors has responsibility for establishing, implementing, monitoring and approving the compensation program for NEOs and other selected key executives and managers.  The Committee reviews and recommends proposed compensation program changes, salaries, annual cash incentive compensation amounts and incentive stock options for the NEOs and key managers to the Board of Directors for approval.  The Committee acts pursuant to its charter that has been approved by the Board.  If a compensation consultant is retained by the Committee, it shall have sole authority to retain and terminate the consulting firm, approve the firm's fees and other retention terms.

The compensation program for NEOs is designed to attract, retain and reward talented executives who have the experience and ability to contribute materially to the Company’s long-term success and thereby build value for its stockholders.  The program is intended to provide competitive base salaries as well as short-term and long-term incentives which align management and stockholder objectives and provide the opportunity for NEOs to participate in the success of the Company and its individual business units.  In setting management pay levels, the Compensation Committee considers the Company’s historical practices, the CEO’s and other NEOs’ past pay and Company and individual performance.  The program’s annual cash incentive and its longer term stock-based incentive compensation provide potential upside for exceeding financial targets with downside risk for missing performance targets.  This balances retention with reward for delivering increased stockholder value and provides closely aligned objectives for Company management and stockholders.  The Company’s success in retaining key employees is evidenced by the fact that the CEO and NEOs of the Company have an average tenure with the Company of more than 10 years.

Role of the CEO and the Compensation Committee in Compensation Decisions

The Compensation Committee reviews and recommends all compensation for the CEO to the Board of Directors for its approval.  The Compensation Committee reviews recommendations by the CEO for the compensation of other NEOs as well as other managers and designated key employees.  The CEO annually reviews the performance of each NEO (other than the CEO, whose performance is reviewed by the Compensation Committee).  The recommendations based on these reviews, including salary adjustments, annual cash incentive awards and stock options, are presented to the Compensation Committee.  The Compensation Committee reviews these recommendations and can exercise its discretion in modifying and recommending adjustments to executives.  The decision is then recommended by the Compensation Committee to the Board for its approval.  Decisions regarding compensation for other key managers participating in the EIP (defined below) are made by the CEO and other NEOs of the Company and are reviewed by the Compensation Committee.

In its compensation process, the Compensation Committee considers whether the Company's executive compensation and benefits program serves the best interests of the Company's stockholders. In that respect, as part of its on-going review of the Company's executive compensation program, the Compensation Committee considered the affirmative stockholder “Say-On-Pay” vote at the Company's Annual Meeting of Stockholders in 2014 (where the stockholders by a vote in excess of 99% of the votes cast at the annual meeting approved the Company’s executive compensation) and determined that the Company's executive compensation philosophy, compensation objectives and compensation elements continued to be appropriate and did not make any changes to the Company's executive compensation program in response to such stockholder vote.
Components of Executive Compensation

For the fiscal year ended December 31, 2014, the principal components of compensation for NEOs were:
-         base salary;
-         non-equity incentive compensation plan awards;
-         qualified and non-qualified stock options, restrictive stock or restrictive stock units awards;
-         perquisites; and
-         other employee benefits.
Salary

The Company provides NEOs and other key managers with competitive base salaries to compensate them appropriately for services rendered during the fiscal year.  The Committee primarily considers the following for each of the NEOs as well as other executive officers and designated key employees:
-         the Company’s and business unit’s performance and individual contributions to that performance;
-         experience in the position;
-         in selected cases, other relevant factors; and
-         recommendations of executive officers.

The base salary level for Ronald A. Robinson, President and Chief Executive Officer, is normally recommended by the Committee and approved by the Board of Directors in March of each year, with an effective date of May 1. The base salary levels for all of our NEOs, other executive officers and designated key employees are also determined by the Committee based on those factors described in the preceding paragraph and are approved and generally reset on the same dates as for the CEO.

 For 2014, the Committee recommended to the Board for approval and the Board approved an increase in salaries for the CEO and NEOs and designated key employees effective May 1, 2014.  Mr. Robinson’s salary for 2014 increased from $510,000 to $555,000.  The salary increases for the remaining NEOs were as follows: Mr. Davies from $328,900 to $352,000; Mr. Leonard from $279,000 to $300,000; Mr. Pummell from $260,000 to $275,000; and Mr. Malone from $256,000 to $267,000. Increases in base salaries were subject to criteria such as cost of living increase, performance of the Company, performance of the Division, asset management, cash flow and improved responsiveness to market conditions.

For 2015, the Committee recommended to the Board for approval and the Board approved an increase in salaries for the CEO and NEOs and designated key employees effective May 1, 2015.  Mr. Robinson’s salary for 2015 was increased from $555,000 to $610,000.  The salary increases for the remaining NEOs were as follows: Mr. Davies from $352,000 to $354,640; Mr. Leonard from $300,000 to $320,000; and Mr. Malone from $267,000 to $280,000. Mr. Pummell announced his retirement on March 2, 2015, effective May 1, 2015. Increases in base salaries were subject to criteria such as cost of living increase, performance of the Company, performance of the Division, asset management, cash flow and improved responsiveness to market conditions.

Executive Incentive Plan

In March 2014, the Board of Directors approved the Company’s Executive Incentive Plan (the “EIP”), subject to stockholder approval (which was obtained at the Company’s annual meeting in 2014). The EIP is a cash incentive plan which allows the Company to reward the Company’s NEOs and key managers based upon three factors:
-     the overall performance of the Company;
-     the performance of the segment of the Company or division and/or business unit in which the employee is expected to contribute; and
-     the individual performance of the employee.

In March of each year, the Compensation Committee reviews with the senior management proposed changes, if any, to the EIP, and then adopts incentive targets for the current year.  The Compensation Committee, in its sole discretion, is entitled to interpret the EIP.  Amounts under the EIP program are not deemed fully earned until paid.

EIP incentives for our CEO and other NEOs include a 75% objective component and 25% subjective component. All estimated incentives under the EIP are accrued and expensed monthly during each fiscal year and paid within 75 days after the end of the fiscal year.

For 2014, the primary objective component of the EIP was based on the relationship between Actual Earnings and Target Earnings, each as described below, for the Company or each relevant division, subsidiary or business unit.  Target Earnings for the Company and its divisions, subsidiaries and units are approved at the beginning of each Plan Year by the Board of Directors based on management’s proposed financial plan for the year considering previous earning trends, anticipated market conditions and appropriate goals for earnings growth.

Generally, the primary objective incentive criteria are either the projected diluted earnings per share (EPS), return on assets (ROA) or the projected earnings before interest and taxes (EBIT) for the Company as a whole or the relevant divisions, subsidiaries or units, which include an appropriate accrual for the estimated payments under the EIP.  Actual Earnings are actual EBIT calculated in a manner consistent with the Target Earnings and include adequate accruals to cover all estimated payments under the EIP.  EPS, ROA and EBIT for any given year are subject to possible revisions by the Committee if the Committee deems it appropriate to adjust for the effects of items such as extraordinary additions to or reversals of reserves, gains on bargain purchase, goodwill impairment, acquisitions and divestitures, restructuring costs, gains or losses from the sale of assets, and operating income and expenses of discontinued operations.  Some EIP participants may have additional objective criteria other than just EPS, ROA or EBIT.  For example, some may have specific targets on inventory control, asset management, return on investment, or other criteria specific to that individual’s area of responsibility.  In these cases, the objective targets are 75% of the total incentive target with a 25% subjective component.

Actual payments under the objective components of the 2014 EIP could range from 0% to 200% of established target payments on the basis of performance. In 2014, 2013 and 2012, all NEOs, with the exception of Mr. Davies in 2013 and 2012, received a percentage of compensation for their objective component.

 Actual payments under the subjective components of the 2014 EIP could range from 0% to 150% of established target payments on the basis of performance goals. In 2014, 2013 and 2012, all NEOs received a percentage of compensation for their subjective component.

Based on the actual performance level as a percentage of Target Earnings, the EIP incentive payout is graduated by the incremental performance change beginning at the starting EIP payment threshold of Actual Earnings to determine the incentive earned.

For 2014, the Committee recommended, and the Board of Directors approved, the weighting and criteria for the objective and subjective components of the plan relating to Mr. Robinson. The objective component for Mr. Robinson was diluted EPS subject to adjustments for any extraordinary items (such as, in the case of EPS, goodwill impairment, acquisitions, certain one-time non-operating expenses) as determined by the Committee. This metric helped align management with the interest of our shareholders. The Committee set the EIP Target EPS at $2.81 for Mr. Robinson.  For 2014, payouts under the EIP for Mr. Robinson were based on the following:

Objective Component	Criteria

75%
0% of Target payment if less or equal to identified Target EPS ($2.81) is met; 100% of Target payment if identified Target EPS ($3.15) is met; and 200% of Target payment if identified maximum Target EPS ($3.40) is met or exceeded, in each case with incremental increases to determine the incentive earned

Subjective Component	Criteria

5%	Identify and develop a system for evaluating and mitigating high priority risks
5%	Hire a potential business manager and identify others within the Company’s European Division to be possible candidates for the Executive Vice President position in charge of this division

15%	The successful closing, integration and obtainment of accretive earnings associated with the Specialized acquisition

For 2014, the Committee also recommended and the Board of Directors approved the weighting and criteria for the objective and subjective components for Corporate Participants (NEOs other than the CEO and most key managers with the exception of Mr. Davies, Mr. Pummell, Mr. Leonard and operations managers). The objective component was EPS.  For 2014, EPS measured consolidated net income from continuing operations excluded for these managers (including Mr. Malone), the impact of goodwill impairment, acquisitions and certain other one-time non-operating expenses divided by the weighted average number of fully diluted Company shares outstanding.  This metric helped align management with the interest of our shareholders.  For 2014, payouts under the EIP for Corporate Participants were based on the following:

Objective Component	Criteria

75%
0% of Target payment if less or equal to identified Target EPS ($2.81) is met; 100% of Target payment if identified Target EPS ($3.15) is met; and 200% of Target payment if identified maximum Target EPS ($3.40) is met or exceeded, in each case with incremental increases to determine the incentive earned

Subjective Component	Criteria

25%	Based on individual subjective criteria

In the case of Mr. Davies, Mr. Pummell, Mr. Leonard and other key operations managers, the criteria and weighting for the objective and subjective components of the plan are as follows:

Objective Component	Criteria

50%	Actual EBIT for the relevant business unit vs. Target EBIT for the relevant business unit

25%	Actual ROA for the relevant business unit vs. Target ROA or Actual inventory turns for the relevant business unit vs. Target inventory turns

Subjective Component	Criteria

25%	Based on individual subjective criteria

Since the specific quantitative targets for the business units are confidential, we do not publicly disclose these targets for several reasons, including our belief that disclosure would cause us competitive harm.  We believe disclosing the quantitative targets would provide competitors and other third parties with insights into the Company’s internal confidential strategic and planning processes and other confidential matters, which might allow our competitors to predict certain business strategies. The intent is to set the targets at challenging but achievable levels, which normally require performance improvements year over year.

The chart below reflects each NEO’s Target incentive as a percentage of base salary at 100% of Target performance.

NEO	% of Base Salary Incentive at Target Performance
Ronald A. Robinson	75%
Geoffrey Davies	40%
Richard D. Pummell	40%
Jeffery A. Leonard	35%
Dan E. Malone	35%

In 2014 on a consolidated level, the Company achieved 132% of the incentive Target EPS.  This resulted in an objective incentive payout of 132% of Target.  Mr. Davies achieved 104% of the Target EBIT criteria, for a 104% Target payout. He also received a 100% payout for return on assets. Mr. Leonard achieved 200% of Target EBIT criteria, for a 200%
Target payout and a 200% payout for return on assets.  Mr. Pummell achieved less than the starting threshold of the Target EBIT criteria, for a 0% Target payout. He also received a 0% payout for return on assets.

In March 2015, the Committee approved total non-equity incentive and special performance bonus payments of $4,574,610 for the 2014 performances to participating employees.  Total incentive payments for all EIP participants expensed in 2013 and paid in March 2014 were $3,576,058.

Included in these totals were payments to Ronald A. Robinson, President and Chief Executive Officer, of $818,181 ($412,088 related to the objective component of the EIP, $156,094 related to the individual subjective component of the EIP and $250,000 as an extra performance bonus for Mr. Robinson’s efforts related to the acquisition of Specialized business units and for the public offering of the Capital Southwest shares) and $641,070 ($535,500 related to the objective component of the EIP, $105,570 related to the individual subjective component of the EIP) applicable to 2014 and 2013, respectively.  The primary factors affecting Mr. Robinson’s compensation include, among other things, his overall leadership of the Company, the growth of the Company, the management of the Company during difficult economic conditions, succession planning, risk assessment, corporate strategy, return on assets, and his efforts contributing to the continued long-term success of the Company.

Mr. Davies’ non-equity incentive compensation was $136,741 ($99,231 related to the objective component of the EIP and $37,510 related to the individual subjective component of the EIP) and $33,952 ($0 related to the objective component of the EIP and $33,952 related to the individual subjective component of the EIP) for 2014 and 2013, respectively.  The primary factors affecting Mr. Davies’ compensation include, among other things, leadership of the European Division during difficult economic conditions, productivity, efficiency, increased market coverage throughout Europe, consistent profitability in all European operations, succession planning, and his efforts contributing to the continued long-term success of the Company.

 Mr. Leonard’s non-equity incentive compensation was $260,000 ($180,000 related to the objective component of the EIP, $45,000 related to the individual subjective component of the EIP and $35,000 as an extra performance bonus for Mr. Leonard’s efforts related to the acquisition of Specialized business units) and $130,851 ($99,115 related to the objective component of the EIP, $31,736 related to the individual subjective component of the EIP) for 2014 and 2013, respectively.  The primary factors affecting Mr. Leonard’s compensation include, among other things, leadership of the Industrial Division, productivity, efficiency, consistent profitability in all industrial units, adherence to annual budgets, complete integration of Tenco operations, and his efforts contributing to the continued long-term success of the Company.

Mr. Pummell’s non-equity incentive compensation was $34,375 ($0 related to the objective component of the EIP, $34,375 related to the individual subjective component of the EIP) and $126,360 ($93,860 related to the objective component of the EIP, $32,500 related to the individual subjective component of the EIP related to the subjective component of the EIP) for 2014 and 2013, respectively.  The primary factors affecting Mr. Pummell’s compensation include, among other things, leadership of the Agricultural Division, productivity, efficiency, consistent profitability in all agricultural units, adherence to annual budgets, succession planning, development of new international markets, and his efforts contributing to the continued long-term success of the Company.

 Mr. Malone’s non-equity incentive compensation was $171,719 ($92,516 related to the objective component of the EIP, $29,203 related to the individual subjective component of the EIP and $50,000 as an extra performance bonus for Mr. Malone’s efforts related to the acquisition of Specialized business units and for the public offering of the Capital Southwest shares) and $156,800 ($134,400 related to the objective component of the EIP, $22,400 related to the individual subjective component of the EIP related to the subjective component of the EIP) for 2014 and 2013, respectively.  The primary factors affecting Mr. Malone’s compensation include, among other things, his involvement in cost control initiatives, developing corporate benchmarking standards, expanding international procurement capabilities, expense management, his contribution to the Company’s achievement of its objective goals and to the enhancement of shareholder return, and his efforts contributing to the continued long-term success of the Company.

Awards made to the NEOs under the EIP for performance in 2014 are reflected in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table on page 20.

Equity Award Programs

The Company’s equity award programs relate stockholder value and long-term compensation.  These programs provide an opportunity for increased equity ownership by our executives while maintaining competitive levels of total compensation.

From time to time the Committee has recommended, and the Board of Directors has granted, equity awards which have consisted of qualified and non-qualified stock options and restricted stock units to NEOs, key employees and directors.  Equity award levels vary among participants based on their performance and positions within the Company.

Equity awards are granted to a limited number of key employees who the Committee believes have a level of responsibility that can affect the overall performance of the Company or a major segment thereof.  They may also be issued to non-employees who are members of the Board of Directors.  The amount of the grants and frequency are totally at the discretion of the Board of Directors, based on recommendations from the Compensation Committee.  These awards are used to provide a longer-term incentive than annual cash bonuses and are viewed as encouraging key employee retention.  Since the ultimate value of the award is tied to the Company’s stock price, it further aligns the individual’s performance with that of the Company’s shareholders.

Stock options are granted at the NYSE’s closing price of the Company’s Common Stock on the effective date of grant and thus will have no ultimate value unless the value of the Company’s Common Stock appreciates.  The Company has never granted options with an exercise price that is less than the closing price of the Company’s Common Stock on the grant date, nor has it granted options which are priced on a date other than the effective date of the grant. We do not grant options during blackout periods when insider transactions are prohibited.  The Committee believes these options provide a significant incentive for the option holders to enhance the value of the Company’s Common Stock by continually improving the Company’s performance.

All qualified and non-qualified options granted by the Committee become vested and exercisable for 20% of the total optioned shares after one year following the grant and for an additional 20% of the total optioned shares after each succeeding year until the option is fully exercisable.  The options have a term of 10 years.  For options granted prior to February 2006, upon termination or retirement of the employee or Director option holder, the option holder has 30 days to exercise vested shares except in the case of death (which is subject to a one-year limitation).   For options granted after February 2006, if the option holder is at least 62 years of age and has at least 5 years of service with the Company, then all outstanding options become fully vested upon termination of employment (not for cause), retirement or death.

In 2005, stockholders approved the 2005 Incentive Stock Option Plan that allows for the issuance of incentive stock options.
In 2009, stockholders approved the 2009 Equity Incentive Plan that allows for the issuance of non-qualified stock options, restricted stock or restricted stock units or any combination thereof.  Non-qualified stock options issued under the Plan become vested and exercisable for 20% of the total optioned shares after one year following the date of grant and for an additional 20% of the total optioned shares after each succeeding year until the option is fully exercisable.  Restricted stock and restricted stock units generally vest over four years at 25% per year.  The awards are valued at the closing price of the Company’s common stock on the NYSE on the date of the grant.

In 2014, the Company awarded Mr. Robinson non-qualified stock options to purchase 25,000 shares because of his individual performance and leadership. The options (a) will vest in equal annual installments over the five-year period commencing on the first anniversary of the date of grant (which was May 12, 2014) provided that he is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, and (c) have a term of ten (10) years from such date.  The options are subject to vesting upon a Change in Control, as defined in the relevant plan under which they were issued. The options were issued under the Company’s 2009 Equity Incentive Plan.
In 2014, the Company awarded Mr. Leonard incentive stock options to purchase 4,000 shares because of his individual performance and leadership. The options (a) will vest in equal annual installments over the five-year period commencing on the first anniversary of the date of grant (which was May 12, 2014) provided that he is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, and (c) have a term of ten (10) years from such date.  The options are subject to vesting upon a Change in Control, as defined in the relevant plan under which they were issued. The options were issued under the Company’s 2005 Incentive Stock Option Plan.
In 2014, the Company awarded Mr. Malone incentive stock options to purchase 2,500 shares because of his individual performance and leadership. The options (a) will vest in equal annual installments over the five-year period commencing on the first anniversary of the date of grant (which was May 12, 2014) provided that he is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, and (c) have a term of ten (10) years from such date.  The options are subject to vesting upon a Change in Control, as defined in the relevant plan under which they were issued. The options were issued under the Company’s 2005 Incentive Stock Option Plan.
In 2014, the Company awarded Mr. Davies incentive stock options to purchase 3,000 shares because of his individual performance and leadership. The options (a) will vest in equal annual installments over the five-year period commencing on the first anniversary of the date of grant (which was May 12, 2014) provided that he is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, and (c) have a term of ten (10) years from such date.  The options are subject to vesting upon a Change in Control, as defined in the relevant plan under which they were issued. The options were issued under the Company’s 2005 Incentive Stock Option Plan.
In 2014, the Company awarded Mr. Pummell incentive stock options to purchase 1,000 shares because of his expansion of an international project. These options (a) will vest in equal annual installments over the five-year period commencing on the first anniversary of the date of grant (which was May 12, 2014) provided that he is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, and (c) have a term of ten (10) years from such date.  The options are subject to vesting upon a Change in Control, as defined in the relevant plan under which they were issued. The options were issued under the Company’s 2005 Incentive Stock Option Plan.

Supplemental Retirement Plan

The Board of Directors of the Company adopted the Alamo Group Inc. Supplemental Executive Retirement Plan (the “SERP”), effective as of January 3, 2011.  The SERP benefits certain key management or other highly compensated employees of the Company and/or certain subsidiaries who are selected by the Compensation Committee and approved by the Board to participate, including Ronald A. Robinson, President and Chief Executive Officer, Dan E. Malone, Executive Vice President and Chief Financial Officer, Robert H. George, Vice President, Secretary and Treasurer, Richard D. Pummell, Vice President of the Agricultural Division, and Richard J. Wehrle, Vice President and Controller. Mr. Leonard was approved on March 7, 2013, by the Board of Directors to be a participant in the SERP according to its terms and conditions. Mr. Davies, who is part of a retirement plan in the United Kingdom, is not included in the SERP.

The SERP is intended to provide a benefit from the Company upon retirement, death or disability, or a change in control of the Company.  Accordingly, the SERP obligates the Company to pay to a participant a Retirement Benefit (as defined in the SERP) upon the occurrence of certain payment events to the extent a participant has a vested right thereto.  A participant’s right to his Retirement Benefit becomes vested in the Company’s contributions upon 10 years of Credited Service (as defined in the SERP) following the effective date of the SERP or a change in control of the Company.  The Retirement Benefit is based on 20% of the final three year average salary of each participant on or after his or her Normal Retirement Age (65 years of age).  In the event of the participant’s death or a change in control, the participant’s vested Retirement Benefit will be paid in a lump sum to the participant or his estate, as applicable, within 90 days after the participant’s death or a change in control, as applicable.  In the event the participant is entitled to a benefit from the SERP due to disability, retirement or other termination of employment, the benefit will be paid in monthly installments over a period of fifteen years.

Perquisites

The Company’s NEOs and key managers receive various perquisites provided by or paid for by the Company.  These perquisites can include memberships in social and professional clubs, car allowances, a 401(k) restoration plan, and gross-up payments equal to the taxes payable on certain perquisites:

-	Club memberships - reimbursement for dues and business expenses, usually negotiated at start of employment.
-	Car allowances/company vehicles - an allowance paid monthly for usage of a personal vehicle or a company vehicle is provided where required, also usually negotiated at start of employment.
-
401(k) restoration plan - provides a supplemental compensation benefit to a select group of executive officers and highly compensated employees who cannot participate at the same level as other employees of the Company.

-	Gross-up payments - provided in certain limited situations, such as commuting and relocation expenses, that are taxable events.
-	Retirement Plans in other countries.
-	Reimbursement of certain commercial airfare, hotel and vehicle expenses in connection with Mr. Robinson’s commuting that was approved by the Committee.

We provide these perquisites because, in many cases, such as membership in social and professional clubs, the perquisites are often used by the executives for business-related activities and entertainment, and these perquisites are provided by many companies to their NEOs and are therefore necessary to enable the Company to retain and recruit capable managers.  With respect to the last item listed above, the Board agreed to reimburse certain expenses in connection with Mr. Robinson’s commuting from his home in Colorado Springs, Colorado, to the Company’s corporate office in Seguin, Texas, including commercial airfare, hotel and car rental.

The Committee reviews the perquisites provided to the NEOs on an annual basis, in an attempt to ensure that they continue to be appropriate in light of the Committee’s overall goal of designing a compensation program for NEOs.

Other Employee Benefits

NEOs participate in all other benefits generally offered to employees.

Tax Implications

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (the “Code”), which provides that the Company may not deduct compensation of more than

$1,000,000 that is paid to certain individuals.  The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors oversees the Company’s compensation program on behalf of the Board.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement to be filed in connection with the Company’s 2015 Annual Meeting of Stockholders, which will be filed with the SEC.

COMPENSATION COMMITTEE

Gary L. Martin, Chair
Helen W. Cornell, Member
Jerry E. Goldress, Member
David W. Grzelak, Member

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table describes the annual compensation for our NEOs for the fiscal years 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)(1)	Bonus Payments ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change of Pension Value ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Ronald A. Robinson President & CEO	2014	540,611	250,000	—	693,000	568,181	184,920	102,743	2,339,455
	2013	504,265	—	—	514,000	641,070	—	110,302	1,769,637
	2012	482,306	—	—	—	294,919	140,204	106,064	1,023,493

Geoffrey Davies VP & Managing Director, Alamo Group Europe Ltd. (7)	2014	358,188	—	—	160,530	136,741	—	40,996	696,455
	2013	327,753	—	—	—	33,952	—	46,928	408,633
	2012	311,034	—	—	73,800	39,525	—	35,614	459,973

Jeffery A. Leonard VP Industrial Division	2014	291,010	35,000	—	214,040	225,000	61,279	20,834	847,163
	2013	275,606	—	—	—	130,851	76,107	17,144	499,708
	2012	265,565	—	—	147,600	70,116	—	18,377	501,658

Richard D. Pummell VP Agricultural Division(8)	2014	272,094	—	—	53,510	34,373	138,459	18,388	516,826
	2013	258,825	—	—	—	126,360	43,419	13,852	442,456
	2012	247,924	—	—	73,800	113,250	120,770	17,748	573,492

Dan E. Malone Executive VP & CFO, Principal Financial Officer	2014	263,606	50,000	—	69,300	121,719	100,921	14,722	684,743
	2013	253,299	—	—	102,800	156,800	4,476	9,029	526,404
	2012	242,601	—	—	—	62,892	70,317	11,658	387,468

(1)	With the exception of Mr. Davies, the Company pays NEOs on a bi-weekly basis. In 2012, 2013 and 2014, the salaries represent normal 26 pay periods. Mr. Davies is paid on a monthly basis.

(2)
The amount shown in this column constitutes options granted under the Company’s stock option programs.  The amounts are valued based on the aggregate grant date fair value of the award in accordance with FASB ASC 718.  See Note 1 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC 718. The grant date fair value for options is based on the Black-Scholes option pricing model in which the option fair value as of the grant date (May 12, 2014) was determined to be $27.72.

(3)	EIP incentives approved and paid in 2013, 2014 and 2015.

(4)	The amount reflects the increase in present value of accumulated benefits under the Supplemental Executive Retirement Plan (SERP).

(5)
With the exception of Mr. Davies, amounts represent the Company's contribution under the Alamo Group (USA) Inc. tax-qualified 401(k) plan (the “401(k) Plan”). In the case of Mr. Robinson, each year the amounts include perquisites in excess of $10,000 which include reimbursement of commuting expenses ($62,155 in 2014, $59,483 in 2013 and $61,552 in 2012), a car allowance, club dues and restoration payments pursuant to the Alamo Group Inc. 401(k) Restoration Plan.  Such restoration payments are equivalent to matching contributions that would have been or would be made under the Company's 401(k) plan but were forgone due to certain limitations on contributions to 401(k) plans in the Internal Revenue Code of 1986.

(6)	Mr. Davies’ amount reflects Alamo Group Europe Ltd.’s contribution to Mr. Davies’ retirement plan in the United Kingdom.

(7)	Mr. Davies’ compensation was paid in British pounds and is reflected in US dollars based on the average daily exchange rate for the year, which was 1.6476 in 2014, 1.5647 in 2013, and 1.5854 in 2012.

(8)	Mr. Pummell announced his retirement on March 2, 2015, effective May 1, 2015.

Employment Agreements

All NEOs of the Company serve at the discretion of the Board of Directors.  The NEOs are appointed to their positions by the Board until the next annual meeting of directors or until their successors have been duly qualified and appointed.  There are currently no employment agreements with any NEOs of the Company.

2014 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant-Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald A. Robinson		—	416,250	780,469	—	—	—	—	—	—	—
	5/12/2014	—			—	—	—	—	25,000	53.51	693,000
Geoffrey Davies		—	140,800	255,750	—	—	—	—	—	—	—
	5/12/2014	—			—	—	—	—	3,000	53.51	83,160
Jeffery A. Leonard		—	120,000	225,000	—	—	—	—	—	—	—
	5/12/2014	—			—	—	—	—	4,000	53.51	110,880
Richard D. Pummell		—	110,000	206,250	—	—	—	—	—	—	—
	5/12/2014	—			—	—	—	—	1,000	53.51	27,720
Dan E. Malone		—	93,450	175,219	—	—	—	—	—	—	—
	5/12/2014	—			—	—	—	—	2,500	53.51	69,300

(1)
Amounts shown are estimated possible payouts for fiscal 2014 under the Company’s Executive Incentive Plan.  These amounts are based on the individual’s fiscal 2014 base salary and position.  The maximum amounts shown are 200% of the objective target and 150% of the subjective target.  Actual incentives received by the NEOs for fiscal 2014 are reported in the summary compensation table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)
The amount in this column reflects the number of options to purchase shares of the Company’s Common Stock granted to named officers under the 2005 Incentive Stock Option Plan and 2009 Equity Incentive Plan.

(3)
The amount shown in this column constitutes options granted under the Company’s stock option program.  The amounts represent the value of the options based on the aggregate grant date fair values of the awards determined pursuant to FASB ASC 718.  See Note 1 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC 718.  The grant date fair value for options is based on the Black-Scholes option pricing model in which the option fair value as of the grant date (May 12, 2014) was determined to be $27.72.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2014:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Shares, Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units, or other Rights that have Not Vested ($)

	Exercisable (#)	Unexercisable (#)

Ronald A. Robinson	25,000	—	—	25.18	5/7/2017	—	—	—	—
	10,000	—	—	11.45	5/11/2019	—	—	—	—
	15,000	10,000	—	26.45	5/9/2021	—	—	—	—
	5,000	20,000	—	42.70	5/6/2023	—	—	—	—
	—	25,000	—	53.51	5/6/2024	—	—	—	—
Geoffrey Davies	—	3,000	—	32.76	5/8/2022	—	—	—	—
	—	3,000	—	53.51	5/6/2024	—	—	—	—
Jeffery A. Leonard	4,000	6,000	—	32.76	5/8/2022	—	—	—	—
	—	4,000	—	53.51	5/12/2024	—	—	—	—
Richard D. Pummell	4,000	—	—	11.45	5/11/2019	—	—	—	—
	2,000	1,000	—	24.69	5/11/2020	—	—	—	—
	2,000	3,000	—	32.76	5/8/2022	—	—	—	—
	—	1,000	—	53.51	5/12/2024	—	—	—	—
Dan E. Malone	4,800	—	—	11.45	5/11/2019	—	—	—	—
	3,000	2,000	—	26.45	5/9/2021	—	—	—	—
	1,000	4,000	—	42.70	5/9/2023	—	—	—	—
	—	2,500	—	53.51	5/12/2024	—	—	—	—

OPTION EXERCISES AND STOCK VESTED IN 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ronald A. Robinson	—	—	—	—
Geoffrey Davies	12,000	331,153	750	18,518
Jeffery A. Leonard	—	—	—	—
Richard D. Pummell	—	—	—	—
Dan E. Malone	—	—	—	—

PENSION BENEFITS

The following table quantifies the "deferred benefit" pension benefits expected to be paid from the SERP and the U.K. Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Ronald A. Robinson	SERP	16	1,086,344	—
Geoffrey Davies(3)	—	—	—	—
Jeffery A. Leonard(2)	SERP	3	137,386	—
Richard D. Pummell(2)	SERP	10	585,533	—
Dan E. Malone(2)	SERP	8	322,782	—

(1)
The estimated present value of accumulated benefits under the SERP is based on a discount rate of 3.70% as of December 31, 2014. The RP-2000 Mortality Table is used for the SERP calculation projected to 2014 for the participants. Participants are assumed to retire at the latest of current age and the plan’s earliest retirement date (age 65) with unreduced benefits. No pre-retirement mortality, retirement, or terminating has been assumed for the present value factors.

(2)	As of the end of the measurement period (December 31, 2014), Mr. Leonard and Mr. Malone are not yet vested in the SERP, and have no benefit payable under the SERP.

(3)	Mr. Davies is not part of the SERP. He receives contributions from Alamo Group Europe Ltd. to his retirement plan in the United Kingdom.

U.K. Retirement Plan
In addition to the SERP, the Company operates a Group Stakeholder Pension Arrangement in the U.K. (the “U.K. Plan”) in which Mr. Davies participates. Pursuant to the U.K. Plan, contributions are made by both the Company and the employee to a nominated third party private pension company. Contributions are accumulated and are invested by Mr. Davies as he chooses with the third party pension company. From a U.K.-government approved drawdown date, the fund may be converted by the employee into a mixture of tax-free lump sum and taxable regular annuity income.
Potential Payments Upon Termination or Change in Control

This section describes the benefits and payments to which each NEO would have been entitled under the Company’s existing plans and arrangements if his employment had terminated or if the Company had undergone a Change in Control, in each case, on December 31, 2014.  For purposes of valuing any outstanding equity awards, we have assumed a per share value of $48.44, the closing market price of the Company’s common stock on December 31, 2014.

General Policies

Prior to the effective date of the SERP on January 3, 2011, the applicable NEOs were not entitled to cash severance payments upon any termination of employment or upon a Change in Control of the Company.  Upon termination, the NEOs receive health and welfare benefits under COBRA that are generally available to all salaried employees and accrued vacation pay.  There are no special or enhanced termination benefits under the Company’s stock option plans for the NEOs as compared to non-named executive officer participants. For information with respect to potential payments under the SERP, see "SERP" below.

Termination of Employment / Changes in Control - Equity
A detailed list of the equity awards held by each NEO as of December 31, 2014 is set forth in the “Outstanding Equity Awards at 2014 Fiscal Year-End” table above. The NEOs do not hold any equity awards other than the stock options and the restricted stock awards listed in the table. With respect to options granted prior to February 2006, NEOs may exercise only vested options within 30 days of termination of their employments (not for cause), 30 days of their retirements, or 1 year of their deaths.  With respect to options granted since February 2006, if the NEO is at least 62 years of age and has at least 5 years of service with the Company, the options become fully vested and may be exercised upon termination of the NEO’s employment (not for cause), retirement or death in accordance with their terms.

Stock options granted by the Company have included provisions applicable upon a Change in Control, as defined in the applicable award certificates. These options will become exercisable upon the occurrence of a Change in Control, but transfer restrictions on shares acquired upon exercise of stock options and cancellation provisions will remain in effect until the applicable transfer restriction date.

Stock options held by the NEOs that would become exercisable upon (1) a termination of employment (not for cause), retirement or death or disability or (2) upon a Change in Control had intrinsic value as of December 31, 2014.

The following chart shows the value of restricted stock units and stock option awards that would have become vested or forfeited for a termination of employment as of December 31, 2014.  For this purpose, restricted stock units awards were valued at our closing price as of December 31, 2014 and stock options were valued as the difference between our closing price as of that date and the applicable exercise price of the stock options.

Name	Termination For Cause	Death or Disability		Change in Control	Any Other Involuntary/Voluntary Termination Without Cause
	Forfeit($)	Vesting($)	Forfeit($)	Immediate Vesting($)	Vesting($)	Forfeit($)
Ronald A. Robinson	1,517,900	758,950	758,950	1,517,900	758,950	758,950
Geoffrey Davies	31,830	—	31,830	31,830	—	31,830
Jeffery A. Leonard	136,520	39,591	96,929	136,520	39,591	96,929
Richard D. Pummell	292,540	181,375	111,165	292,540	181,375	111,165
Dan E. Malone	303,527	109,270	194,257	303,527	109,270	194,257

SERP

The SERP is intended to provide a benefit from the Company upon retirement, death or disability, or a change in control of the Company.  Accordingly, the SERP obligates the Company to pay to a participant a Retirement Benefit (as defined in the SERP) upon the occurrence of certain payment events to the extent a participant has a vested right thereto.  A participant’s right to his Retirement Benefit becomes vested in the Company’s contributions upon 10 years of Credited Service (as defined in the SERP) following the effective date of the SERP or a Change in Control of the Company.  The Retirement Benefit will be based on 20% of the final three year average salary of each participant on or after his or her Normal Retirement Age (65 years of age).  In the event of the participant’s death or a Change in Control, the participant’s vested Retirement Benefit will be paid in a lump sum to the participant or his estate, as applicable, within 90 days after the participant’s death or a Change in Control, as applicable.  In the event the participant is entitled to a benefit from the SERP due to disability, retirement or other termination of employment, the benefit will be paid in monthly installments over a period of fifteen years.

The following chart shows the potential payouts under the SERP as of December 31, 2014. Mr. Davies does not participate in the SERP.

Name	Termination For Cause	Death or Disability (1)		Change in Control	Any Other Involuntary/Voluntary Termination Without Cause (1)
	Forfeit($)	Vesting($)	Forfeit($)	Immediate Vesting($)	Vesting($)	Forfeit($)
Ronald A. Robinson	1,086,344	1,086,344	—	1,554,999	1,086,044	—
Jeffery A. Leonard(2)	137,386	—	137,386	284,000	—	137,386
Richard D. Pummell	585,533	585,533	—	783,431	585,533	—
Dan E. Malone	322,782	—	322,782	613,691	—	322,782

(1)	Death or disability and any other involuntary or voluntary termination is the present value of accumulated benefits to be paid out in monthly installments over a period of 15 years.

(2)	Mr. Leonard was approved by the Board of Directors on March 7, 2013 to be a participant in the SERP according to its terms and conditions.

DIRECTOR COMPENSATION DURING 2014

The following table sets forth the aggregate compensation awarded to, earned by or paid to our non-employee directors during 2014:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Roderick R. Baty	61,500	53,510	—	115,010
Helen W. Cornell	68,400	53,510	—	121,910
Jerry E. Goldress	73,600	53,510	—	127,110
David W. Grzelak	65,400	53,510	—	118,910
Gary L. Martin	59,500	53,510	—	113,010
James B. Skaggs	76,100	53,510	—	129,610

(1)
Non-employee directors received $3,000 for each meeting of the Board of Directors attended in person, and $1,500 for each meeting of any Committee attended in person, or $600 for each meeting of the Board of Directors or any meeting of any Committee thereof attended by telephone. The Company pays directors who are not employees of the Company a $32,000 retainer per year.  The chairman of the Board receives an additional $20,000 annual retainer, the chair of the Audit Committee receives an additional $6,000 annual retainer and other committee chairs each receive an additional $4,000 annual retainer. Directors are reimbursed for reasonable expenses incurred as a result of attending meetings of the Board or the Committees. The Board of Directors also receives an annual grant of stock awards.

The amounts shown in this column represent the full grant date fair value of the deferred stock options granted in 2014 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. As of December 31, 2014, the aggregate deferred stock options outstanding were as follows: Mr. Baty had 0 options outstanding; Ms. Cornell had 0 options outstanding; Mr. Goldress had 1,600 options outstanding; Mr. Grzelak had 15,500 options outstanding; Mr. Martin had 0 options outstanding; and Mr. Skaggs had 3,200 options outstanding. On December 16, 2014, the Company amended the options held by Mr. Goldress and Mr. Martin to allow for them to be transferred to their employer in the case of Mr. Goldress and former employer (in the case of Mr. Martin). Subsequent to that date, Mr. Martin transferred 8,864 of his options to Capital Southwest Corporation (his former employer).

(2)
As of December 31, 2014, the restricted stock awards were as follows: Mr. Baty had 1,903 shares; Ms. Cornell had 2,028 shares; Mr. Goldress had 2,028 shares; Mr. Grzelak had 2,028 shares; Mr. Skaggs had 2,028 shares; and Mr. Martin had 0 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company or one of our subsidiaries may occasionally enter into transactions with certain “related persons.”  Our Board has adopted a written Related Person Transactions Policy (the “Policy”) governing the approval or ratification of Related Person Transactions by the Audit Committee or all of the disinterested members of the Board, if necessary.

For purposes of the Policy, a Related Person Transaction generally means any transaction outside the normal course of business and not arms-length involving an amount in excess of $120,000 cumulatively within a twelve month period in which the Company is a participant and in which a Related Person, as defined below, has a direct or indirect material interest. In addition, proposed charitable contributions, or pledges of charitable contributions in excess of $100,000 cumulatively within a twelve month period, by the Company to a charitable or non-profit organization identified on the roster of Related Persons, are also subject to prior review and approval by the Audit Committee.  A Related Person means (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company, (iii) an immediate family member of any of the persons identified in clauses (i) or (ii) hereof, and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Prior to entering into the Related Person Transaction, (a) the Related Person, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the Related Person, or (c) the relevant business manager responsible for the potential Related Person Transaction shall provide notice to the General Counsel of the facts and circumstances of the proposed Related Person Transaction. The General Counsel shall advise the Chair of the Audit Committee of any Related Person Transaction of which he becomes aware.
 Under the Policy, the Audit Committee shall consider each Related Person Transaction, unless the Audit Committee determines that the approval or ratification of such Related Person Transaction should be considered by all of the disinterested members of the Board of Directors.

In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of the Board of Directors, as the case may be, shall consider all factors that are relevant to the Related Person Transaction, including, without limitation, the following:

-	the size of the transaction and the amount payable to a Related Person;
-	the nature of the interest of the Related Person in the transaction;
-	whether the transaction may involve a conflict of interest; and
-
whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

On March 12, 2012, pursuant to a preexisting contractual obligation with Capital Southwest Corporation, we filed a registration statement (the “Resale Shelf Registration Statement”) covering the shares of our common stock beneficially owned by Capital Southwest Corporation and its subsidiary Capital Southwest Venture Corporation (together with Capital Southwest Corporation, “Capital Southwest”). On September 25, 2014, we repurchased 849,690 shares of our common stock owned by Capital Southwest at a purchase price of $40.255 per share pursuant to a Share Repurchase Agreement, dated September 24, 2014, among us and Capital Southwest for a total purchase price of approximately $34.2 million. The closing price of our common stock on the New York Stock Exchange on September 24, 2014 was $41.50 per share. On November 12, 2014, Capital Southwest sold 1,980,610 shares of our common stock in an underwritten SEC-registered public offering (the “Offering”) using the Resale Shelf Registration Statement. The Company’s expenses incurred in connection with the Offering were approximately $750,000. The repurchase transaction and the Offering were considered by and approved by the full Board of Directors (with the exception of Mr. Martin who recused himself).

Other than as described in this proxy statement, there were no Related Party Transactions during the fiscal year ending December 31, 2014.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors desires to engage the services of KPMG LLP for the fiscal year ending December 31, 2015.  The Audit Committee has appointed KPMG LLP to audit the financial statements of the Company for fiscal 2015 and report on those financial statements.  Stockholders are being asked to vote FOR the ratification of the appointment.  If stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its appointment.

Fees Incurred by the Company for KPMG LLP

The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal 2014 and 2013.

	2014	2013
Audit Fees (1)	$1,570,000	$1,086,000
Audit-Related Fees (2)	118,000	337,000
Tax Fees (3)	401,000	499,000
All Other Fees (4)	—	—
Total	$2,089,000	$1,922,000

(1)
Both 2014 and 2013 Audit Fees include: (i) the audit of our consolidated financial statements included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) comfort letters, consents and other services related to SEC and other regulatory filings; and (iv) the audit of management’s reports on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 (Section 404).

(2)	Audit-Related Fees in 2014 include fees related to acquisitions.

(3)
Tax Fees in 2014 and 2013 include tax compliance, tax planning and tax advice.  Tax compliance, tax planning and tax advice services include the review of U.S. federal, state and local income tax returns and tax advice regarding R&D tax credits.

(4) Other than as described in this proxy statement, there were no other professional services rendered in 2014 or 2013.

Audit Committee’s Preapproval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the preapproval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors.  These policies and procedures are reviewed at least annually.  We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s preapproval policies and procedures. On an annual basis, the Audit Committee may preapprove services that are expected to be provided to the Company by the independent auditors during the following twelve months.

The Audit Committee may also preapprove particular services on a case-by-case basis. In assessing requests for services by the independent auditors, the Audit Committee considers whether such services are consistent with the auditor's independence, whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Company and whether the service could enhance the Company's ability to manage or control risk or improve audit quality.

Representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions concerning the fiscal year ending December 31, 2014 and make a statement should they so desire.

Vote required. This recommendation must be approved by the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon. All proxies will be voted “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent auditor unless a contrary choice is indicated.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2015, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

PROPOSAL 3 - ADOPTION OF THE 2015 INCENTIVE STOCK OPTION PLAN

Background
The Board of Directors believes that the future success of Alamo Group Inc. will depend, in large measure, on its ability to attract, retain and motivate executives with outstanding training, experience and ability. The Company must compete with other businesses recruiting and retaining superior management and executive talent.
The Board of Directors and its Compensation Committee have determined that the adoption of a new incentive plan is necessary to give the Company the flexibility and advantages needed to adapt its compensation practices to today’s changing marketplace and to replace the 2005 Incentive Stock Option Plan which expires in May of 2015.
Based upon the recommendation of the Board’s Compensation Committee, the Board of Directors has unanimously approved the Company’s 2015 Incentive Stock Option Plan (the “2015 Plan” or the “Plan”), subject to shareholder approval at the Annual Meeting. The 2015 Plan is designed to support the Company’s long-term business objectives in a manner consistent with our executive compensation philosophy. The Board believes that by allowing the Company to continue to offer its employees long-term compensation through the 2015 Plan, the Company will promote the following key objectives:

•	Aligning the interest of employees with those of the stockholders through increased employee ownership of the Company; and

•	Attracting, motivating and retaining experienced and highly qualified employees who will contribute to the Company’s financial success.

All employees of the Company and its subsidiaries are eligible to receive awards under the 2015 Plan, but awards are generally limited to executive-level and key management employees.
Accordingly, the Board has approved the 2015 Plan and recommends its adoption by stockholders. The 2015 Plan would govern grants of incentive stock options (“ISO”) to employees. It also is intended that the 2015 Plan would replace the Company’s 2005 Incentive Stock Option Plan which expires in May 2015. Upon adoption of the 2015 Plan by stockholders, the Plan will become effective on May 7, 2015 (the “Effective Date”). A copy of the Plan is attached to this proxy statement as Appendix A. A summary description of the 2015 Plan follows.

Shares Under the Plan
Under the 2015 Plan, a total of 400,000 shares of Common Stock, par value $.10 per share, of the Company (“Common Stock”) will become available for issuance over the life of the Plan.
In determining shares available for issuance under the Plan, any share underlying awards granted under the Plan that are cancelled, are forfeited, or lapse will become eligible again for issuance under the Plan.
Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or of treasury shares, and no fractional shares will be issued under the Plan.
In the event of changes in the outstanding Common Stock of the Company or other changes affecting shares, the 2015 Plan provides for appropriate adjustments in the number of shares available for issuance and covered by outstanding awards and/or in the price per share for outstanding shares.
Administration of the Plan
The 2015 Plan will be administered by the independent Compensation Committee (“Committee”) of the Board or such other independent committee appointed by the Board of Directors. The Committee is comprised entirely of non-employee members of the Board of Directors, who shall be qualified to administer this Plan as contemplated by (a) Rule 16b-3 under the Exchange Act or any successor rule, (b) Section 162(m) of the Code and (c) any rules and regulations of a stock exchange on which Common Stock is listed. The Committee has full and exclusive power, within the limitations set forth in the 2015 Plan, to make all decisions and determinations regarding the selection of participants and the granting of awards, establishing the terms and conditions relating to each award, adopting rules, regulations and guidelines for carrying out the Plan’s purposes, and interpreting and otherwise construing the Plan. Except for the power to amend, determinations regarding employees who are subject to Section 16 of the Exchange Act, except as may otherwise be required under Section 162(m) of the Code and except as may otherwise be required under applicable NYSE Rules (“NYSE Rules”), the Committee may delegate to one or more officers of the Company its powers under the 2015 Plan, subject to such conditions and restrictions as the Committee may establish from time to time.
The Committee may amend the 2015 Plan as it deems necessary, provided that no amendment may be made without the approval of stockholders if such amendment would increase the number of shares available for issuance under the Plan or otherwise cause the Plan to not comply with Rule 16b-3 of the 1934 Act or the Delaware General Corporation Law. No such amendments may adversely affect any outstanding awards under the 2015 Plan without the consent of the holders thereof. Notwithstanding the foregoing, an amendment that constitutes a “material revision,” as defined by the NYSE Rules, must be submitted to the Company’s stockholders for approval. In addition, any revision that deletes or limits the scope of the Plan provision prohibiting repricing of options without shareholder approval will be considered a material revision and would require shareholder approval.
The Board may terminate the Plan at any time. Upon termination of the Plan, no future awards may be granted, but previously made awards will remain outstanding in accordance with their applicable terms and conditions, and the terms of the Plan. Absent any prior termination, no awards or grants can be made after May 7, 2025.
Eligibility
Any employee of the Company or of any 50% or more owned subsidiary of the Company. Awards may be granted to employees who are foreign nationals or employed outside the United States on such terms as may be necessary or desirable, in the judgment of the Committee, to assure the viability of such awards consistent with the Plan’s purpose.
Types of Awards
The Plan provides for the issuance of stock options which constitute rights entitling their holders to purchase shares of the Company’s Common Stock during a specified period at an exercise price that is not less than 100% of Fair Market Value on the effective date of grant. Fair Market Value for purpose of the 2015 Plan means the closing price of Common Stock on such date of grant or such price for the first preceding date on which there are trades if no trades occur on such effective grant date. Any stock option granted is intended to be an incentive stock option (“ISO”) complying with the requirements of Section 422 of the Code. Shares purchased upon exercise of stock options must be paid for in full at the time of exercise in cash or such other method as the Committee may permit from time to time. A repricing of a stock option will be allowed by the Committee only with the approval of the Company’s stockholders to the extent required under the NYSE Rules. For this purpose, a “repricing” will be defined as described in the NYSE Rules. In addition, under no circumstances may stock option awards be made which provide by their terms for the automatic award of additional stock options upon the exercise of such awards, including, without limitation, “reload options.”
The Committee has discretion with respect to any award granted under this Plan to establish upon its grant conditions under which (i) the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an award or an award’s exercise may be recovered; provided that such conditions and their consequences are: (a) clearly set forth in the grant agreement or other grant document; and (b) fully comply with applicable laws. These conditions may include, without limitation, actions by the participant which constitute a conflict of interest with the Company, are prejudicial to the Company’s interests, or are in violation of any non-compete agreement or obligation, any confidentiality agreement or obligation, the Company’s applicable polices, or the participant’s terms and conditions of employment.
Awards will be evidenced by agreements approved by the Committee which set forth the terms and conditions of each award.
Generally, all awards under the 2015 Plan are nontransferable except by will or in accordance with laws of descent and distribution or pursuant to a domestic relations order. During the life of the participant, awards generally can be exercised only by him or her. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the 2015 Plan upon the participant’s death. Awards granted under the 2015 Plan may be subject to forfeiture back to the Company and/or restrictions on transferability for such periods as the Committee may determine.
Change in Control
Upon the occurrence of a change in control of the Company, as defined in the 2015 Plan, with certain exceptions, all awards outstanding under the 2015 Plan become immediately vested and are settled or paid out. The amount of cash to be paid shall be determined by multiplying the number of such awards, as the case may be, by the amount the CIC Price (as defined in the Plan) exceeds the exercise price.
“CIC Price” shall mean the higher of (a) the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which a change in control of the Company shall have occurred, or (b) the highest price paid for a share of the Company’s Common Stock during the 60-day period immediately preceding the date upon which the event constituting a change in control shall have occurred as reported in The Wall Street Journal in the NYSE Composite Transactions or similar successor consolidated transactions reports.
Federal Tax Aspects of the 2015 Plan
The Company believes that, under the present law, the following are the federal tax consequences for the Company and its U.S. employees generally arising with respect to awards under the 2015 Plan. The grant of an option will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. The treatment of an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied. However, options for non-U.S. employees may have tax consequences for the employee and the Company.
Additional Information
To be adopted, the proposed plan must be approved by the holders of a majority of the votes cast at the meeting. All proxies will be voted “FOR” this plan unless a contrary choice is indicated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE PROPOSED ALAMO GROUP INC. 2015 INCENTIVE STOCK OPTION PLAN WHICH IS DESIGNATED
AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of Common Stock to file with the SEC reports regarding their ownership and changes in ownership of our securities.  The Company believes that, through March 6, 2015, its directors, executive officers and beneficial owners of more than 10% of the Common Stock complied with all Section 16(a) filings with the exception for Mr. Skaggs who was late in filing a Form 4.

In making this statement, the Company has relied upon examination of the copies of Forms 3, 4 and 5 and amendments thereto, provided to Alamo Group Inc., and the written representations of its directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock.

INFORMATION ON ALAMO GROUP INC.’S EQUITY COMPENSATION PLANS
The following table provides information on the shares that are available under the Company’s stock compensation plans and, in the case of plans where stock options may be granted, the number of shares of common stock issuable upon exercise of those stock options. The Company currently does not have an Equity Compensation Plan not approved by the Stockholders.

The numbers in the table are as of December 31, 2014, the last day of Alamo Group Inc.’s 2014 fiscal year.

	A	B	C
Equity Compensation Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities that remain available for future issuance under equity compensation plans (excluding securities reflected in column A)
Plans approved by stockholders
First Amended and Restated 1999 Non-Qualified Stock Option Plan	38,100	$15.94	—
2005 Incentive Stock Option Plan	301,800	$30.73	28,950
2009 Equity Incentive Plan	106,043	$38.27	258,526
Plans not approved by stockholders	—	—	—
Total	445,943		287,476

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Proposals from stockholders intended to be presented at the 2016 Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, must be received in writing by the Company at its principal executive offices not later than December 5, 2015. The Company's principal executive offices are located at 1627 East Walnut Street, Seguin, Texas 78155. Please direct all such proposals to the attention of the Company's Secretary.
Stockholders intending to present a proposal at the 2016 Annual Meeting, but not to include the proposal in our proxy statement or to nominate a person as a director, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that such proposal must be submitted in writing to the Secretary of the Company at our principal executive offices no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2016 annual meeting no earlier than January 9, 2016 and no later than February 8, 2016. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary.

PROXY SOLICITATION

The cost of soliciting proxies by the Board of Directors will be borne by the Company. Proxies may be solicited through the mail and through telephonic communications or meetings with stockholders or their representatives by directors, officers and other employees of the Company who will not receive special compensation for these services.

The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

OTHER MATTERS

No business other than the matters set forth in this Proxy Statement is expected to come before the Annual Meeting, but should any other matters requiring a vote of stockholders arise, including a question of adjourning the Annual Meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of the Company. If any of the nominees for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his/her place in what they consider the best interests of the Company.

The Company is enclosing with this proxy a copy of the Company's Annual Report on Form 10-K including financial statements and schedules thereto filed with the SEC for the year ended December 31, 2014. Any request for exhibits should be in writing addressed to Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

                  By Order of the Board of Directors

/s/ Robert H. George
Robert H. George
Secretary
March 19, 2015

Appendix A
Alamo Group Inc.
2015 Incentive Stock Option Plan
1. Purpose

The purpose of the Alamo Group Inc. 2015 Incentive Stock Option Plan (the "2015 Plan" or the "Plan") is to advance the interests of Alamo Group Inc. (the "Company") and to increase shareholder value by providing officers and employees of the Company and its Subsidiaries (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and with incentives for current or future service with the Company and its Subsidiaries. The Plan shall be administered so as to qualify the options as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is a successor plan to the 2005 Incentive Stock Option Plan, which may be referred to as the "Predecessor Plan."

2. Effective Date and Term

The Plan shall be effective as of May 7, 2015, the date of its adoption by the Company's Board of Directors (the "Board"), subject to the approval of Plan by the Company’s shareholders. If the shareholders fail to approve the Plan within 12 months after its adoption by the Board, then any grants, exercises or sales that have already occurred under the Plan shall be rescinded and no additional grants, exercises or sales shall thereafter be made under the Plan. No award shall be granted pursuant to this Plan on or after the tenth anniversary of the date on which this Plan was adopted by the Board (unless terminated sooner pursuant to Section 11 by the Board), but outstanding awards shall remain outstanding in accordance with their applicable terms and conditions except as provided by the immediately preceding sentence. Effective May 7, 2015, no further awards shall be made under the Predecessor Plan, but outstanding awards under the Predecessor Plan or any other Company employee benefit plan shall remain outstanding in accordance with their applicable terms and conditions.

3. Plan Administration

The independent Compensation Committee of the Board, or such other independent committee as the Board shall determine, comprised of not less than three members, shall be responsible for administering the Plan (the "Compensation Committee"). To the extent specified by the Compensation Committee, it may delegate its administrative responsibilities to a subcommittee of the Compensation Committee comprised of not less than two members (the Compensation Committee and such subcommittee being hereinafter referred to as the "Committee"). The Compensation Committee or such subcommittee members, as appropriate, shall be qualified to administer the Plan as contemplated by (a) Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") or any successor rule, (b) Section 162(m) of the Code, and (c) any rules and regulations of a stock exchange on which Common Stock (as defined in Section 5) of the Company is listed. The Committee, and such subcommittee to the extent provided by the Committee, shall have full and exclusive power to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or cancelled, forfeited or suspended; (iv) adoption of such modifications, amendments, procedures, subplans and the like as are necessary to enable participants employed in other countries in which the Company may operate to receive advantages and benefits under the Plan consistent with the laws of such countries, and consistent with the rules of the Plan; (v) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error; and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any participant, any holder or beneficiary of any award under the Plan and any employee of the Company. Except for (A) the power to amend the Plan as provided in Section 11, (B) determinations regarding employees who are subject to Section 16 of the 1934 Act, (C) as may otherwise be required under Section 162(m) of the Code, and (D) as may otherwise be required under applicable New York Stock Exchange rules, the Committee may delegate any or all of its duties, powers and authority under the Plan pursuant to such conditions or limitations as the Committee may establish to any officer or officers of the Company.

4. Eligibility

Any employee of the Company shall be eligible to receive an award under the Plan. For purposes of this Section 4, "Company" shall include any entity that is considered a Subsidiary of the Company. For this purpose, a "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the effective date of the Plan shall be considered a Subsidiary commencing as of such date.

5. Shares of Stock Subject to the Plan

A total number of four hundred thousand (400,000) shares of common stock, par value $0.10 per share, of the Company ("Common Stock" or "Stock") shall become available for issuance under the Plan.

Any shares that are issued by the Company and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the shares available for issuance under the Plan.

In determining shares available for issuance under the Plan, any shares underlying awards granted under the Plan that are cancelled, are forfeited or lapse shall become eligible again for issuance under the Plan.

Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

6. Adjustments and Reorganizations

The Committee may make such adjustments as it deems appropriate to meet the intent of the Plan in the event of changes that impact the Company's share price or share status, provided that any such actions are consistently and equitably applicable to all affected participants.

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares, such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan; (ii) the number of shares subject to awards of a specified type or to any individual under the Plan; and/or (iii) the price per share for any outstanding stock options.

Notwithstanding anything to the contrary in this Section 6 or any other provision of the Plan, the Committee may increase the maximum aggregate number of shares that may be issued under the Plan only to the extent necessary to reflect a change in the number of outstanding shares of Common Stock, such as a stock dividend or stock split.

7. Awards

The Committee shall determine the award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing such awards in accordance with Section 10. However, under no circumstances may stock option awards be made which provide by their terms for the automatic award of additional stock options upon the exercise of such awards, including, without limitation, "reload options."

A Stock Option represents the right to purchase a share of Stock at a predetermined exercise price. Options granted under this Plan shall be in the form of Incentive Stock Options. The terms of each Stock Option, including the date of its grant (the "Grant Date"), shall be set forth in the award agreement. Subject to the applicable award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the exercise price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the optionee valued at the Fair Market Value on the date the Stock Option is exercised; provided, however, that to the extent required by the Committee such Common Stock shall not have been acquired within the preceding six months upon the exercise of a Stock Option Award granted under the Plan or any other plan maintained at any time by the Company or any subsidiary.

Stock Options shall be designed to comply with the provisions of Section 422 of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, Stock Options must have an exercise price not less than the Fair Market Value of a share of Common Stock on the Grant Date, must be exercised within ten years after the Grant Date, and must expire no later than three months after the optionee's termination of employment for any reason other than Disability or death (and no later than six months after a termination by reason of Disability or 12 months after a termination by reason of death), or such after such shorter period as the Committee may determine. In the case of a Stock Option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the exercise price must be at least 110% of the total combined Fair Market Value of a share of Common Stock on the Grant Date and the Stock Option must expire no later than the fifth anniversary of the Grant Date. The aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which Stock Options are exercisable for the first time by a participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code).

Notwithstanding any provision of the Plan, a repricing of a stock option shall be allowed by the Committee only with the approval of the Company's shareholders to the extent required under the rules of the New York Stock Exchange. For this purpose, a "repricing" shall be defined as described in the New York Stock Exchange rules.

The Committee shall have the discretion with respect to any award granted under the Plan to establish upon its grant conditions under which (i) the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an award or an award's exercise may be recovered; provided that such conditions and their consequences are: (a) clearly set forth in the grant agreement or other grant document; and (b) fully comply with applicable laws. These conditions may include, without limitation, actions by the participant which constitute a conflict of interest with the Company, are prejudicial to the Company's interests, or are in violation of any non-competition agreement or obligation, any confidentiality agreement or obligation, the Company's applicable policies, or the participant's terms and conditions of employment.

8. Fair Market Value

Fair Market Value for all purposes under the Plan shall mean the closing price of the Common Stock as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports for the relevant date, or if no sales of Common Stock were made on said exchange on that date, the closing price of Common Stock as reported in said composite transaction report for the preceding day on which sales of Common Stock were made on said exchange. Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.

9. Transferability and Exercisability

Except as otherwise provided in this Section 9, all awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction. Except as otherwise provided in this Section 9, during the life of the participant, awards under the Plan shall be exercisable only by him or her except as otherwise determined by the Committee. In addition, if so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the participant.

10. Award Agreements; Notification of Award

Awards under the Plan shall be evidenced by one or more agreements approved by the Committee that set forth the terms and conditions of and limitations on an award, except that in no event shall the term of any Stock Option exceed a period of ten years from the Grant Date. The Committee need not require the execution of any such agreement by a participant in which case acceptance of the award by the respective participant will constitute agreement to the terms of the award.

11. Plan Amendment and Termination

The Compensation Committee may amend the Plan as it deems necessary or appropriate, except that no such amendment which would cause the Plan not to comply with the requirements of (i) the Code or (ii) the Delaware General Corporation Law as in effect at the time of such amendment shall be made without the approval of the Company's shareholders. No such amendment shall adversely affect any outstanding awards under the Plan without the consent of all of the holders thereof.

Notwithstanding the foregoing, an amendment that constitutes a "material revision," as defined under the rules of the New York Stock Exchange, or a "material modification," as defined under Section 162(m) of the Code, shall be submitted to the Company's shareholders for approval. In addition, any revision that deletes or limits the scope of the provision in Section 7 prohibiting repricing of options without shareholder approval will be considered a material revision.

The Board may terminate the Plan at any time. Upon termination of the Plan, no future awards may be granted, but previously-made awards shall remain outstanding in accordance with their applicable terms and conditions, and the terms of the Plan.

12. Other Company Benefit and Compensation Programs

Unless otherwise determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country.

13. Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

14. Future Rights

No person shall have any claim or right to be granted an award under the Plan, and no participant shall have any right by reason of the grant of any award under the Plan to continued employment by the Company or any Subsidiary.

15. General Restriction

Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the exercise settlement thereof, such award may not be granted, exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

16. Governing Law

THE VALIDITY, CONSTRUCTION AND EFFECT OF THE PLAN AND ANY ACTIONS TAKEN OR RELATING TO THE PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND APPLICABLE FEDERAL LAW.

17. Successors and Assigns

The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of such participant's creditors.

18. Rights as a Shareholder

A participant shall have no rights as a shareholder until he or she becomes the holder of record of Common Stock.

19. Change in Control

Notwithstanding anything to the contrary in the Plan, the following shall apply to all awards granted and outstanding under the Plan:
A. Definitions

The following definitions shall apply to this Section 19:

A "Change in Control," unless otherwise defined by the Compensation Committee, shall be deemed to have occurred if (a) any "person," as such term is used in Section 13(d) and 14(d) of the 1934 Act, other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (4) any person who becomes a "beneficial owner" (as defined below) in connection with a transaction described in clause (1) of subparagraph (c) below, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 20 percent or more of the combined voting power of the Company's then outstanding voting securities; (b) individuals who on the effective date of the Plan constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the effective date of the Plan, or whose appointment, election or nomination for election was previously so approved or recommended; (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or (d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to the sale.

"CIC Price" shall meant the higher of (a) the highest price paid for a share of the Company's Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (b) the highest price paid for a share of the Company's Common Stock during the 60-day period immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

B. Acceleration of Vesting

Upon the occurrence of an event constituting a Change in Control, all Stock Options (to the extent the CIC Price exceeds the exercise price) outstanding on such date shall become 100% vested and shall be paid in cash as soon as may be practicable. Upon such payment, such awards and any related Stock Options shall be canceled.

The amount of cash to be paid shall be determined by multiplying the number of such awards by: the difference between the exercise price per share of the related Stock Option and the CIC Price to the extent the CIC Price is greater than the exercise price.

Notwithstanding the foregoing, any stock-based award held by an officer or director subject to Section 16 of the 1934 Act which shall have been outstanding less than six months (or such other period as may be required by the 1934 Act) upon the occurrence of an event constituting a Change in Control shall not be paid in cash until the expiration of such period, if any, as shall be required pursuant to such Section, and the amount to be paid shall be determined by multiplying the number of unexercised shares under such stock options, as the case may be, by the difference between the exercise price per share of the related Stock Option and the CIC Price determined as though the event constituting the Change in Control had occurred on the first day following the end of such period.

ANNUAL MEETING OF STOCKHOLDERS OF

ALAMO GROUP INC.

May 7, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of meeting, proxy statement, annual report and proxy card are available at www.alamo-group.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00033333330330001000 7 050715

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy will be voted as directed. In the absence of such direction, the proxy will be voted "FOR" the nominees listed in Proposal 1 and "FOR" the proposals set forth in Proposal 2 and Proposal 3.

1. Election of Directors:	FOR	AGAINST	ABSTAIN
Roderick R. Baty	☐	☐	☐
Helen W. Cornell	☐	☐	☐
Jerry E. Goldress	☐	☐	☐
David W. Grzelak	☐	☐	☐
Gary L. Martin	☐	☐	☐
Ronald A. Robinson	☐	☐	☐
James B. Skaggs	☐	☐	☐
2. To ratify the appointment of KPMG LLP as the Company's Independent auditors for 2015.	☐	☐	☐
3. To approve the Alamo Group Inc. 2015 Incentive Stock Option Plan.	☐	☐	☐

4. In their discretion, upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

I plan to attend the meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, corporate officer, custodian, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ALAMO GROUP INC.

May 7, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, annual report and proxy card are available at www.alamo-group.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00033333330330001000 7 050715

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy will be voted as directed. In the absence of such direction, the proxy will be voted "FOR" the nominees listed in Proposal 1 and "FOR" the proposals set forth in Proposal 2 and Proposal 3.

1. Election of Directors:	FOR	AGAINST	ABSTAIN
Roderick R. Baty	☐	☐	☐
Helen W. Cornell	☐	☐	☐
Jerry E. Goldress	☐	☐	☐
David W. Grzelak	☐	☐	☐
Gary L. Martin	☐	☐	☐
Ronald A. Robinson	☐	☐	☐
James B. Skaggs	☐	☐	☐
2. To ratify the appointment of KPMG LLP as the Company's Independent auditors for 2015.	☐	☐	☐
3. To approve the Alamo Group Inc. 2015 Incentive Stock Option Plan.	☐	☐	☐

4. In their discretion, upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

I plan to attend the meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, corporate officer, custodian, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ALAMO GROUP INC.

Proxy for 2015 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald A. Robinson or Robert H. George or any one of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Alamo Group Inc., to be held on Thursday, May 7, 2015 at 9:00 a.m., local time, at the Hotel Contessa, 306 W. Market Street, San Antonio, Texas, on the following matters and in their discretion on any other matters which may come before the Meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated March 19, 2015 is acknowledged.

(Continued and to be signed on the reverse side)

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